NUV®
BANK & TRUST COMPANY

Tower Square
1500 Main Street
PO Box 15209
Springfield, MA 01115-5209
T: 413.787.2700
F: 413.736.1944
nuvobank.com

TO: All Employees of NUVO Bank & Trust Company

FROM: The Board of Directors
NUVO Bank & Trust Company

DATE: April 27, 2015

Re: ***NUVO Bank Signs Merger Agreement with Merchants Bancshares, Inc. and Merchants Bank***

On April 27, 2015, the Board of Directors of NUVO Bank & Trust Company ("NUVO") unanimously voted to enter a definitive merger agreement (the "Agreement") with Merchants Bancshares, Inc. based in South Burlington, Vermont ("Merchants"). The Merchants Board has similarly unanimously voted to enter into the Agreement. Pursuant to the Agreement, NUVO will merge with and into Merchants Bank and the NUVO office will operate as an office of Merchants Bank under a trade name such as "NUVO Bank Division of Merchants Bank". A copy of the press release announcing the Agreement is attached. The proposed transaction is expected to provide attractive benefits for each of the constituencies of both Merchants and NUVO.

Under the terms of the Agreement, shareholders of NUVO will be entitled to elect to receive either 0.2416 shares of Merchants common stock or $7.15 in cash for each share of NUVO common stock outstanding, subject to no more than 517,224 shares of Merchants common stock being issued, representing approximately 75% of the total consideration and approximately 25% of the total consideration being in cash. Holders of NUVO common stock options will receive a cash payment for the difference between $7.15 and the $5.00 exercise price of the option, while 2013 warrant holders of NUVO may either elect to be cashed out in a similar fashion or receive an equivalent warrant to acquire Merchants stock. Holders of Organizers' Warrants will receive an equivalent warrant to acquire Merchants stock. The merger price of $7.15 per share is equivalent to approximately 133% of NUVO's December 31, 2014 tangible book value at and 51.9 times NUVO's last twelve months' earnings.

We are pleased that the vast majority of the employees of NUVO will be offered employment by Merchants. For the employees of NUVO, we believe that this combination should provide opportunities for professional growth and advancement with a larger bank that shares our commitment to prudent community banking and values the contributions of loyal, hardworking employees. Merchants' employees earn attractive compensation and benefits, as will be more fully described in upcoming meetings.

About Merchants

Merchants Bancshares, Inc. (NASDAQ: MBVT) is the parent company of Merchants Bank, a Vermont-chartered commercial bank established in 1849. Merchants Bank is Vermont's largest and sole remaining statewide independent bank. The Bank's consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options at its 32 branches statewide. Merchants Bank and its Merchants Trust Company division employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. For more information, go to www.mbvt.com. (Member FDIC, Equal Housing Lender).

We understand that you may have questions regarding the transaction, so we are providing you with the following Questions and Answers. Within the next few days, M. Dale Janes, Chief Executive Officer, and Jeffrey S. Sattler, President of NUVO, along with Michael R. Tuttle, President and Chief Executive Officer of Merchants Bancshares, Inc., and Geoffrey R. Hesslink, President and Chief Executive Officer of Merchants Bank, plan to meet with NUVO employees. Additional information will be provided to you as it becomes available.

Questions & Answers

Q: **How will the proposed merger affect the employees, customers and communities served by NUVO?**

A: Following the completion of the merger, customers will continue to be served by the combined staff of NUVO and Merchants employees and customers will have access to an expanded branch network, larger lending limits, as well as new products and services.

Q: **When will the proposed merger take place?**

A: The proposed merger of NUVO with and into Merchants is subject to customary regulatory approvals and approval by the shareholders of NUVO. It is anticipated that the merger will occur during the fourth quarter of 2015.

Q: **What is the future for NUVO employees?**

A: After the completion of the merger, Merchants expects to retain most of the NUVO employees. Merchants intends to continue to grow and serve the businesses, individuals and communities in the Western Massachusetts region with resultant long-term employment benefits to many of NUVO's current employees. Specific decisions regarding any reassignment of duties for any specific employee will be made closer to the time of consummation of the proposed merger. NUVO and Merchants will work cooperatively to maximize retention and advancement opportunities for NUVO employees with Merchants.

Q: **Will the NUVO office close as a result of the proposed merger?**

A: No. The NUVO office and all of the other offices of Merchants will operate as branches of Merchants Bank. The NUVO office will operate under a Merchants trade name, such as "NUVO Bank Division of Merchants Bank" after the proposed merger is completed.

Q: **If a NUVO employee's job is terminated as a result of the transaction, will the employee receive a severance payment?**

A: Yes. While Merchants hopes that a vast majority of the NUVO employees will join the Merchants team, Merchants will provide severance payments to any NUVO employee whose job is terminated as a result of the merger.

Q: **Will there be changes to employee compensation and benefits as a result of the proposed merger?**

A: No one's compensation is expected to be reduced by reason of the merger. Following the effectiveness of the merger, Merchants will provide employee benefit plans and compensation for employees who continue their employment with Merchants that, in the aggregate, are substantially comparable to the employee benefit and compensation opportunities that are generally made available to similarly-situated employees of Merchants.

In the next few weeks, you will be provided with more information about Merchants, its employment policies and employee benefit plans.

Q: **Will NUVO employees get credit for years of service at NUVO?**

A: NUVO employees who continue their employment with Merchants after the effectiveness of the merger will receive credit for service with NUVO for purposes of vesting and determination of eligibility to participate in Merchants' benefit plans.

Q: **What should NUVO employees say about the proposed merger to customers or others asking questions?**

A: For now, you should refer any persons with inquiries to the joint press release issued today by NUVO and Merchants, a copy of which will be posted on NUVO's website, and you should suggest that anyone with questions look to the websites of both institutions for updated information. You should also refer persons with questions to Dale Janes, Chief Executive Officer of NUVO. No other employee of NUVO is authorized to act as a spokesperson for NUVO. Please do not attempt to describe the details of the proposed merger or offer personal opinions regarding the proposed merger to anyone, including, but not limited to customers, shareholders or the media. Additional information will be provided to you in the near future.

NUVO will continue to operate independently until such time as the transaction has received all required corporate and regulatory approvals and is consummated. This process is likely to be completed in the fourth quarter of 2015. Beginning shortly and continuing through the completion of the merger, employees of NUVO and representatives of Merchants will meet to discuss and plan for the integration of the two banks, including the conversion of NUVO's data processing and related electronic informational systems to those used by Merchants. Over the coming weeks and months, you will learn more about Merchants and the opportunities and benefits of becoming an employee of Merchants. In the interim, as an employee of NUVO, all of your benefits, duties, responsibilities, titles and compensation are unchanged by the announcement of the proposed merger.

We will share additional information with you as it becomes available. You may also direct any questions you may have regarding the merger to Dale Janes, who will see that your questions are answered by someone familiar with the correct information to address your questions. You can find additional information regarding Merchants on its website: www.mbvt.com.

We understand that change can be challenging, but change may also create opportunities for your professional advancement and may be beneficial for those we serve, including shareholders, customers and the communities we serve. We encourage you to be receptive to the opportunities that this transaction may make possible for you as well as for our shareholders and customers and the communities we serve.

Additional Information About the Transaction

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

The proposed transaction will be submitted to the shareholders of NUVO for their consideration at a special meeting later this year. Merchants will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NUVO, which will also constitute a prospectus of Merchants. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger and the parties to the transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Merchants with the SEC at the SEC's website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Merchants on its website, at www.mbvt.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to Merchants Bancshares, Inc., 275 Kennedy Drive, P.O. Box 1009, South Burlington, VT 05402, or to NUVO Bank & Trust Company, 1500 Main Street, P.O. Box 15209, Springfield, Massachusetts 01115-5209.

Participants in the Transaction

Merchants Bancshares, Inc., Merchants Bank, NUVO Bank & Trust Company and their respective directors, executive officers and certain other members of management and employees may be deemed to be "participants" in the solicitation of proxies from the shareholders of NUVO in connection with the merger. Information about the directors and executive officers of NUVO and their ownership of NUVO common stock and other securities, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

This document contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of NUVO to approve the merger agreement; (3) failure to obtain required regulatory approvals for the merger; (4) disruptions to the parties' businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits and cost savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) changes in interest rates or credit availability; (10) possible changes in regulation resulting from or relating to the pending financial reform legislation; (11) changes in levels of income and expense in non-interest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and Merchants and undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please refer to the filings by Merchants Bancshares, Inc. with the SEC, including Merchants Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, which are available on the SEC's website, at www.sec.gov.